ARCHER-DANIELS-MIDLAND COMPANY
2020 INCENTIVE COMPENSATION PLAN
(As Amended May 7, 2026)

Article 1. Establishment, Objectives, and Duration

1.1. Establishment of the Plan. Archer-Daniels-Midland Company, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Archer-Daniels-Midland Company 2020 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of various forms of equity- and cash-based Awards. The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i) (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof. No Awards shall be made under the Plan prior to the Effective Date. If the Company’s shareholders fail to approve the Plan by May 31, 2021, the Plan will be of no further force or effect.

1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s Stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been distributed according to the Plan’s provisions. However, in no event may an ISO be granted under the Plan more than ten years after the Effective Date.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1. “Affiliate” means any entity that is a Subsidiary or a parent corporation, as defined in Code Section 424(e), of the Company, or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

2.2. “Award” means a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, a Cash-Based Award or an Other Stock-Based Award.

2.3. “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.4. “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6. “Cash-Based Award” means an Award granted to a Participant, as described in Article 11 herein.

2.7. “Cause” has the meaning specified in a Participant’s employment agreement or Award Agreement with the Company or an Affiliate, or, in the case the Participant is not employed pursuant to an employment agreement or is party to an Award Agreement or employment agreement that does not define the term, “Cause” shall mean any of the following acts by the Participant: (i) embezzlement or misappropriation of corporate funds, (ii) any acts resulting in a conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony, (iii) misconduct resulting in injury to the Company or any Affiliate, (iv) activities harmful to the reputation of the Company or any Affiliate, (v) a violation of Company or Affiliate operating guidelines or policies, (vi) willful refusal to perform, or substantial disregard of, the duties properly assigned to the Participant, or (vi) a violation of any contractual, statutory or common law duty of loyalty to the Company or any Affiliate.

2.8. “Change of Control” means what the term (or a term of like import) is expressly defined to mean in a then-effective employment or other written agreement between the Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, means either:

(a) A Person other than the Company or a Subsidiary of the Company acquires Beneficial Ownership, directly or indirectly, of thirty-percent (30%) or more of either (i) the then outstanding shares of Company common stock, or (ii) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided that the following will not constitute a Change of Control under this subsection (a):

(i) Any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege with respect to outstanding convertible or exchangeable securities unless such convertible or exchangeable securities were acquired directly from the Company);

(ii) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

(iii) Any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the persons who were the Beneficial Owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the outstanding Company common stock and Voting Securities, as the case may be;

(b) Approval by the stockholders of the Company of the complete dissolution or liquidation of the Company;
(c) The consummation of (i) a reorganization, merger or consolidation of the Company (other than a merger or consolidation with a subsidiary of the Company), (ii) a statutory exchange of outstanding Voting Securities of the Company, or (iii) a sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions) (any transaction referred to in clauses (i) through (iii) a “Business Combination”), unless immediately following such Business Combination all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the surviving or acquiring entity (or its parent corporation) resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Company common stock and Voting Securities, as the case may be; or
(d) A majority of the members of the Board of Directors of the Company are not Continuing Directors, with the term “Continuing Directors” meaning (i) the members of the Board as of the Effective Date, and (ii) any individual who becomes a member of the Board after such date whose election, or nomination for election by the stockholders of the Company, was approved by the vote of at least two-thirds of the then Continuing Directors, but excluding any individual whose initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, provided, however, that for purposes of Awards hereunder that are subject to the provisions of Code Section 409A, no Change of Control shall be deemed to have occurred upon an event described in (a), (b), (c) or (d) that would have the effect of changing the time or form of payment of such Award, unless such event would also constitute a “change in control” under Code Section 409A (regarding change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation) and related guidance thereunder.

2.9. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.10. “Committee” means the Compensation Committee of the Board of Directors, which shall consist of two or more directors all of whom are intended to satisfy the requirements for a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “independent director” under the rules of the New York Stock Exchange (or any other national securities exchange which is the principal exchange on which the Shares may then be traded).

2.11. “Company” means Archer-Daniels-Midland Company, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.12. “Consultant” means a consultant or adviser engaged to provide services to the Company or any Affiliate (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) who is a natural person.

2.13. “Date of Grant” shall mean the date on which an Award under the Plan is approved by the Committee or such later effective date for such Award as the Committee may specify.
2.14. “Disability” shall have the meaning set forth in the Award Agreement, or if no definition is specified in the Award Agreement, it shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan; provided that, if no such plan exists and no definition is specified in the Award Agreement, it shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.15. “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.16. “Eligible Individual” means any person who is an Employee, a Non-Employee Director or a Consultant.

2.17. “Employee” means any person who is an employee of the Company or any Affiliate; provided, however, that with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treasury Regulation Section 1.421-1(h).

2.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19. “Fair Market Value” on any date shall be determined on the basis of the closing sale price of a Share on the trading date immediately prior to such date on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.20. “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.21. “Full Value Award” means any Award other than an Option, a Stock Appreciation Right or a Cash-Based Award.

2.22. “Good Reason” shall have the meaning specified in a Participant’s employment agreement with the Company; provided if the Participant is not a party to an employment agreement that contains such definition, then a termination for “Good Reason” shall occur upon the a Participant’s resignation from employment with the Company as a result of one or more of the following reasons: (i) the Company materially reduces the amount of a Participant’s base salary or cash bonus opportunity (it being understood that the Committee shall have discretion to set the Company’s and his/her personal performance targets to which the cash bonus will be tied), (ii) a material diminution in the Participant’s authority, duties or responsibilities, or (iii) the Company changes the Participant’s place of work (other than in connection with a return to his/her home country upon the termination of a work assignment in a different country) to a location more than fifty (50) miles from the Participant’s present place of work; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless (A) the Participant provides written notice to the Company of the existence of such condition not later than 60 days after he/she knows or reasonably should know of the existence of such condition, (B) the Company fails to remedy such condition within 30 days after receipt of such notice and (C) the Participant resigns due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (B) hereof.

2.23. “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.24. “Non-Employee Director” means a member of the Board who is not an Employee.

2.25. “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 7 herein and which is not intended to meet the requirements of Code Section 422.

2.26. “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 7 herein.
2.27. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28. “Other Stock-Based Award” means an Award described in Article 11 of the Plan.

2.29. “Participant” means an Employee, Non-Employee Director or Consultant who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.30. “Performance Measure” means. earnings per share; net income (before or after taxes); return on assets, net assets, equity, investment or capital; cash flow, cash flow per share and cash flow return on investments, which equals net cash flows divided by owners equity; earnings before or after any one or more of taxes, interest, depreciation and amortization; gross revenues; share price (including, but not limited to, growth measures and total stockholder return) or any other financial, operational or strategic measure approved by the Committee. Any performance goal based on one of the foregoing performance measures utilized may be expressed in absolute amounts, on a per share basis, relative to one or more of the other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of corporate, group, unit, division, Subsidiary or individual performance. In specifying any financial performance goals applicable to any performance period, the Committee may provide that one or more adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, such as excluding the impact of specified unusual or nonrecurring events such as acquisitions, divestitures, restructuring activities, asset write-downs, litigation judgments or settlements or changes in tax laws or accounting principles.

2.31. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way and the Shares are subject to a risk of forfeiture, as provided in Article 9 herein.

2.32. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.33. “Prior Plan” means each of the Archer-Daniels-Midland Company Amended and Restated 2009 Incentive Compensation Plan and the Archer-Daniels-Midland Company Amended and Restated 2002 Incentive Plan.

2.34. “Restricted Stock” means Shares granted to a Participant pursuant to Article 9 herein that are subject to certain restrictions and the risk of forfeiture or repurchase.

2.35. “Retirement” means what the term is expressly defined to mean in an applicable Award Agreement or, in the absence of such a definition, means any termination of employment at or after age sixty-five (65), or at or after age fifty-five (55) with ten (10) or more years of continuous service as defined under the ADM Retirement Plan.

2.36. “Shares” means the shares of common stock of the Company, without par value.

2.37. “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 8 herein.

2.38. “Stock Unit” or “Unit” means the right granted to a Participant pursuant to Article 10 to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
2.39. “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest; provided, however, that with respect to ISOs, the term “Subsidiary” shall include only an entity that qualifies under Code Section 424(f) as a “subsidiary corporation” with respect to the Company.

2.40. “Substitute Award” means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
2.41. “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 8 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (with a similar cancellation of the Tandem SAR when a Share is purchased under the Option). Except for the medium of payment, the terms of a Tandem SAR shall be identical in all material respects to the terms of the related Option.
Article 3. Administration

3.1. Committee Members. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by and serve at the pleasure of the Board. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to

(a) determine the Eligible Individuals to whom, and the time or times at which, Awards may be granted, the number of Shares, Units or other rights subject to each Award, the Option Price or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, any Performance Measures and performance goals applicable to and the other conditions of an Award, the duration of the Award, and all other terms of an Award;

(b) cancel or suspend an Award, accelerate the vesting or extend the exercise period of an Award, or otherwise amend the terms and conditions of any outstanding Award, subject to the requirements of Section 16.2;

(c) grant Substitute Awards under the Plan; and

(d) require or permit the deferral of the settlement of an Award, and establish the terms and conditions of any such deferral.

The Committee shall also have discretionary authority to interpret the Plan and any Award or Award Agreement, adopt sub-plans or special provisions applicable to Awards, reconcile any inconsistency, correct any defect or supply an omission in the Plan or any Award Agreement, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3. Action by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all the members of the Committee shall be the act of the Committee. To the extent consistent with applicable law and stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable. In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company’s officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan.
3.4 Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.2 and 4.7 herein, the number of Shares that may be the subject of awards and issued to Participants under the Plan shall be Sixteen Million Two Hundred Thousand Shares (16,200,000), plus any Shares of Stock remaining available for future grants under the Prior Plan on the Effective Date of this Plan, plus Nine Million (9,000,000). The Shares to be delivered under the Plan will be made available from authorized but unissued Shares or issued Shares that are held in the Company’s treasury. Shares that are subject to Awards shall be counted against the share reserve as one Share for every one Share granted. Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

4.2. Effect of Forfeitures and Other Actions. Any Shares subject to an Award under this Plan, or to an award granted under a Prior Plan that is outstanding on the Effective Date, that expires, is forfeited, cancelled, or returned to the Company for failure to satisfy vesting requirements, is settled for cash or otherwise terminates without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the Plan. The following Shares will, however, continue to be charged against the foregoing maximum Share limitations and will not again become available for grant: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option under this Plan or a Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award under this Plan or a Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or a Prior Plan, and (iv) Shares subject to a SAR issued under this Plan or a Prior Plan that are not issued in connection with the stock settlement of the SAR upon its exercise.

4.3. Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4.1(a) shall increase the total number of Shares available for grant under Section 4.1 by one Share.

4.4. Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be charged against the foregoing maximum Share limitations; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

4.5. Individual Award Limitations. Subject to adjustments as provided in Section 4.7 herein, the following rules shall apply to grants of Awards under the Plan to Participant other than non-Employee Directors:

(a) Stock Options and SARs: The maximum aggregate number of Shares subject to Option and/or Stock Appreciation Right Awards granted during any calendar year to any one Participant shall not exceed 4,000,000 Shares.

(b) Full Value Award Compensation Limit. The maximum number of Shares that may be the subject of Full Value Awards that are granted to any Participant during any calendar year shall not exceed 1,000,000 Shares.
(c) Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards granted in any one calendar year to any one Participant shall be Ten Million Dollars ($10,000,000).

4.6. Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all equity-based Awards granted during any calendar year to any Non-Employee Director (excluding any such Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) with respect to such individual’s service as a Non-Employee Director shall not exceed $500,000.
4.7. Adjustments in Shares.
(a) Equity Restructurings. In the event of any equity restructuring, the Committee shall make such equitable adjustments with respect to the Plan and Awards thereunder as the Committee may deem appropriate to reflect the occurrence of such equity restructuring, including adjustments to (i) the aggregate number of Shares or other securities that may be issued under the Plan (ii) the Award limits set forth in this Article 4, and (iii) the number and kind of Shares or other securities subject to outstanding Awards and, if applicable, the Option Price or base price of outstanding Awards
.
An “equity restructuring” for this purpose means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that causes a change in the per share value of the Shares underlying outstanding Awards.

(b) Other Events. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings, and subject to Article 20, the Committee may, in its sole discretion, make such equitable adjustments described in Section 4.7(a) as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of benefits.

Any adjustment made pursuant to this Section 4.7 shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award. Notwithstanding the foregoing, no adjustment made pursuant to this Section 4.7 shall be authorized to the extent that it would cause an Award to be subject to adverse tax consequences under Code Section 409A.

Article 5. Eligibility and Participation

5.1. Eligibility. Eligible Individuals who may participate in this Plan include all Employees, Non-Employee Directors and Consultants. References in this Plan to “employed,” “employment” and similar terms (other than “Employee” or “employee”) shall be deemed to include, as the context requires, the providing of services in the capacity of a Non-Employee Director or Consultant. For purposes of the Plan, a Participant’s employment shall be deemed to have terminated either upon an actual cessation of providing services or when the entity to which the Participant provides services ceases to be an Affiliate. Except as otherwise provided in this Plan or any Award Agreement, employment shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Eligible Individual capacity; or (iii) any change in status so long as the person remains in the service of the Company or any Affiliate in any Eligible Individual capacity.

5.2. Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.
Article 6. General Terms of Awards

6.1. Award Agreements. Each Award will be evidenced by an Award Agreement setting forth the terms, conditions and restrictions, as determined by the Committee, which will apply to such Award, and not inconsistent with the terms and conditions of this Plan.

6.2. Minimum Vesting. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6.2, the applicable vesting conditions and any applicable performance period. Except as provided in this Section 6.2, Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The minimum vesting periods specified above shall not apply: (i) to Awards in payment of or exchange for other compensation already earned and payable; (ii) to termination of employment due to death, Disability or Retirement; (iii) upon a Change of Control; (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (v) to outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4.1. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s stockholders to the date of the next annual meeting of the Company’s stockholders.
6.3. Transferability. Except as provided in this Section 6.3, (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6.3 shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

6.4 Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more performance goals to be attained based on one or more Performance Measures, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee will select the applicable Performance Measure(s) and specify the performance goal(s) based on those Performance Measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and determine the degree to which the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned, including the degree to which applicable performance goals and other applicable terms and conditions have been satisfied. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an Award. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures upon the occurrence of certain events, which may include (i) a Change of Control, an equity restructuring (as described in Section 4.7), acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.

6.5 Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award during the Period of Restriction may be either paid currently to the Participant, credited to an account for the Participant, or deemed to have been reinvested in additional

Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. The Committee may apply any restrictions on the Participant’s receipt of the dividends from such underlying Award that the Committee deems appropriate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalent payments, based on dividends actually declared and paid on outstanding Shares, Units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares, Units or other Share equivalents which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and may be made subject to the same vesting and performance conditions as the underlying Award.

Article 7. Options
7.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.

7.2. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, except in the case of Substitute Awards.

7.3. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than one day prior to the tenth (10th) anniversary date of its grant.

7.4. Exercise of Options. Options granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

7.5. Payment. Options granted under this Article 7 shall be exercised by the delivery of a written or electronic notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering, either by actual delivery of Shares or by attestation, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b). The Committee also may allow payment of the Option Price in the form of an authorization to the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price for the total number of Shares as to which the Option is being exercised, an irrevocable authorization to a third party with which the Participant has a brokerage or similar relationship to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Option Price to the Company, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

7.6. Additional Rules for Incentive Stock Options.

(a) No more than Sixteen Million Two Hundred Thousand Shares (16,200,000), plus any Shares of Stock remaining available for future grants under the Prior Plan on the Effective Date of this Plan may be the subject of ISO Awards. ISO Awards may be granted only to Employees.

(b) No ISO shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of the Grant) of the stock with respect to which ISOs granted to that Participant are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or its Affiliates, would exceed the maximum amount permitted under Code Section 422(d). This limitation shall be applied by taking Options into account in the order in which granted.

(c) If Shares acquired by exercise of an ISO are disposed of within two years following the Date of Grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(d) Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Code Section 422. Such terms shall include, if applicable, limitations on ISOs granted to ten-percent owners of the Company. An Award Agreement for an ISO may provide that such Option shall be treated as a NQSO to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.

7.7. Termination of Employment. Except as otherwise provided by the Committee in an applicable Award Agreement, a Participant shall have the right to exercise the vested portion of an Option only while such Participant is employed, or within three months after such Participant ceases to be employed; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any Option held by the Participant at the time of his or her death for one year following the date of death.

7.8. Automatic Exercise of Non-Qualified Stock Options. The Committee may, by Plan rule adopted in accordance with Section 3.2, provide that to the extent any portion of a vested and exercisable Non-Qualified Stock Option remains unexercised immediately prior to the close of business on the expiration date of the Option (either the originally scheduled expiration date or such earlier date on which the Option would otherwise expire pursuant to the Plan or the applicable Agreement in connection with a termination of employment other than due to termination for cause) (an “Automatic Exercise Date”), the entire vested and exercisable portion of such Option will be exercised on the Automatic Exercise Date without any further action by the Participant to whom the Option was granted (or the person or persons to whom the Option may have been transferred in accordance with Section 6.3 of the Plan and any applicable Agreement), but only if (i) the Fair Market Value of a Share on the Automatic Exercise Date is at least 3% greater than the per share Option Price of the Option, and (ii) no Option exercise suspension permitted or required under the Plan and applicable Agreements is then in effect. The aggregate Option Price for any Option exercise under this Section 7.8 and any related withholding taxes will be paid by the Company retaining from the total number of Shares as to which the Option is being exercised a number of Shares having an aggregate Fair Market Value as of the Automatic Exercise Date equal to the amount of such aggregate Option Price plus the applicable withholding taxes. The Committee shall have the authority to limit or modify the applicability of this provision to Participants who are subject to Section 21.5 of the Plan. Nothing in this Section 7.8 shall prelude the Committee from unilaterally modifying or repealing any such Plan rule at any time, and any such modification or repeal may be applicable to all Option Awards then outstanding as well as to Option Awards granted thereafter, as specified by the Committee.

Article 8. Stock Appreciation Rights

8.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The base price of a Freestanding SAR shall equal the Fair Market Value of a Share on the Date of Grant of the SAR, except in the case of Substitute Awards. The base price of Tandem SARs shall equal the Option Price of the related Option.

8.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

8.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

8.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the base price, the term of the SAR, and such other provisions as the Committee shall determine.

8.5. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

8.6. Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the base price; by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

8.7. Termination of Employment. Except as otherwise provided by the Committee in an applicable Award Agreement, a Participant shall have the right to exercise the vested portion of a SAR only while such Participant is employed, or within three months after such Participant’s employment ceases; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any SAR held by the Participant at the time of his or her death for one year following the date of death.

Article 9. Restricted Stock

9.1. Grants. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

9.2. Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of restriction, the number of Shares of Restricted Stock, and such other provisions as the Committee shall determine. The end of any Period of Restriction may be conditioned upon the satisfaction of such conditions as are specified by the Committee in its sole discretion and set forth in the applicable Award Agreement.

9.3. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the continued employment of the Participant, the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. Until such time as all conditions and/or restrictions applicable to Shares of Restricted Stock have been satisfied and the Shares vest at the end of the applicable Period of Restriction, they shall be evidenced by a certificate deposited with the Company or its designee, or by a book-entry notation on the records of the Company’s transfer agent. Except as otherwise provided in this Article 9, Shares of Restricted Stock covered by a Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

9.4. Voting Rights. Participants holding Shares of Restricted Stock granted hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction.
9.5. Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Shares of Restricted Stock following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6. Section 83(b) Election. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article 10. Stock Units

10.1. Grants. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Units to Participants in such amounts as the Committee shall determine.

10.2. Award Agreement. Each Stock Unit grant shall be evidenced by an Award Agreement that shall specify the number of Stock Units, the vesting conditions and such other provisions as the Committee shall determine.

10.3. Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6.2. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than service or employment must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

10.4. Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

10.5. Termination of Employment. Each Stock Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of the Stock Units following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Other Awards

11.1 Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon and/or payable in Shares and evidenced by an Award Agreement. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.

11.2 Cash-Based Awards. A Cash-Based Award shall be considered a performance-based Award, the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Based Awards may be granted to any Participant in such dollar-denominated amounts and upon such terms and at such times as shall be determined by the Committee. Following the completion of the applicable performance period and the vesting of a Cash-Based Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement.
Article 12. Forfeiture Conditions; Compensation Recovery

The Committee may provide in an Award Agreement for conditions of forfeiture of a Participant’s rights with respect to such Award in the event of: (i) the termination of employment of the Participant for “cause” (as defined in an Award Agreement), (ii) the Participant’s breach of such restrictive covenants (e.g., non-competition and confidentiality restrictions) as may apply to the Participant, or (iii) the Participant’s having engaged in an activity that is detrimental to the Company (including, without limitation, criminal activity or accepting employment with a competitor of the Company). Such conditions of forfeiture may include, in the discretion of the Committee, (a) suspension or cancellation of the Participant’s right to exercise an Option or SAR (whether or not then otherwise exercisable), (b) suspension or cancellation of the Participant’s pending right to receive an issuance of Shares or cash payment in settlement of any Award, (c) the forfeiture of any Shares of Restricted Stock held by the Participant or (d) following the issuance of Shares or payment of cash upon exercise, vesting or payment of an Award, either (1) cancellation of the Shares so issued (and repayment to the Participant of the full purchase price, if any, paid for such shares) or (2) requiring the Participant to pay to the Company in cash an amount equal to the gain realized by the Participant from such Award (measured by the value (on the date of receipt) of any property and/or amount of cash received by the Participant under the Award, to the extent in excess of any amount paid by the Participant). The Company may deduct from any amounts the Company may owe a Participant from time to time any amounts the Participant may owe the Company under this Article 12 and any related Award Agreements. Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Article 13. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14. Deferrals

The Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the settlement of any other forms of Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals in a manner consistent with Code Section 409A and the regulations thereunder.

Article 15. Rights of Employees

15.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

15.2. Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
15.3. Stockholders. Except as otherwise provided in Section 9.4, a Participant shall have no rights as a stockholder with respect to any Shares covered by an Award until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

Article 16. Amendment, Modification, and Termination

16.1. Amendment, Modification, and Termination of Plan. The Board may at any time and from time to time, modify, amend, suspend or terminate the Plan in whole or in part, but no such modification, amendment, suspension or termination of the Plan shall materially impair the rights of a Participant with respect to a previously granted Award without the consent of the Participant, except such a modification or amendment made to comply with applicable law or stock exchange rules. In addition, no modification or amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable laws or regulations or by the rules of the principal securities exchange on which the Shares are then listed.

16.2. Amendment of Awards. The Committee may unilaterally amend the terms of any Award Agreement previously granted, except that (i) no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules; and (ii) in no event may an Option or SAR be amended or modified, other than as provided in Section 4.7, to decrease the Option Price or base price thereof, or be cancelled in exchange for cash, a new Option or SAR with a lower Option Price or base price, or other Awards, or otherwise be subject to any action that would be treated for accounting purposes as a “repricing” of such Option or SAR, unless such action is approved by the Company’s stockholders.

16.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.7 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that it would cause an Award to be subject to adverse tax consequences under Code Section 409A; and provided further that the Committee’s discretion shall be limited by the provisions of Section 4.7 pertaining to equitable adjustments in connection with equity restructurings.

16.4. Compliance with Code Section 409A.

(a) Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

(b) Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

Article 17. Withholding

17.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the required withholdings (up to the maximum individual statutory tax rates in the applicable jurisdictions). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Indemnification
Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under or in connection with the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Article 20. Change of Control

20.1 Business Combination. Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event a Change of Control that is a Business Combination occurs as described in paragraph (c) of Section 2.8 of the Plan.

(a) Continuation, Assumption or Replacement. The Committee may arrange for the surviving or successor entity (or its parent entity) to continue, assume or replace Awards outstanding as of the date of the Business Combination, with such Awards or replacements therefor to remain outstanding for their respective terms. For purposes of this Section 20.1(a), an Award shall be considered assumed or replaced if, in connection with the Business Combination and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent entity) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Business Combination, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Business Combination and is subject to substantially similar terms and conditions as the Award. To the extent vesting of any Award continued, assumed or replaced as provided in this Section 20.1(a), is subject to satisfaction of specified performance goals, those goals shall be deemed to have been achieved at the greater of target level of performance or the actual level of performance (if determinable) as of the date of the Business Combination for purposes of satisfying the performance-based vesting condition and determining the intrinsic value of the Award, but the Award will continue to be subject to any continuing service-based vesting requirements.
(b) Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Business Combination, then (i) all outstanding Option and SAR Awards shall become fully exercisable for such period of time prior to the effective time of the Business Combination as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Business Combination, and (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Business Combination (which in the case of a performance-based Award, shall be deemed to equal the greater of the amount that would be vested upon satisfaction of the target level of performance or the actual level of performance (if determinable) under the Award). The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants, and any exercise of such accelerated Awards shall be effective only immediately before, and shall be conditioned upon, the consummation of the Business Combination.
(c) Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Business Combination, then the Committee may terminate some or all of such outstanding Awards, in whole or in part, at or immediately prior to the effective time of the Business Combination in exchange for payments to the holders as provided in this Section 20.1(c).

The Committee will not be required to treat all Awards similarly for purposes of this Section 20.1(c). The payment for any Award or portion thereof terminated shall be in an amount equal to the excess, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Business Combination for the number of Shares subject to the Award or portion thereof being terminated (which in the case of a performance-based Award would be the number based on the greater of the deemed target level performance or deemed actual level of performance (if determinable), over (ii) the aggregate exercise price (if any) for the Shares subject to such Award or portion thereof being terminated. If there is no excess, such Award may be terminated without payment to the affected Participant. Payment of any amount under this Section 20.1(c) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Business Combination, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award or portion thereof being terminated, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Business Combination, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(d) Termination After A Business Combination. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 20.1(a), and if within 24 months after the Business Combination a Participant experiences an involuntary termination of employment for reasons other than Cause, or, if so provided in the discretion of the Committee in an Award Agreement, terminates his or her employment for Good Reason, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full and become non-forfeitable.

20.2 Change in Effective Control. Unless otherwise provided by the Committee (in an applicable Award Agreement or otherwise at the time of a Change of Control), if within 24 months after a Change of Control as described in paragraphs (a) or (d) of Section 2.8, a Participant’s employment (i) is terminated by the Company or a Subsidiary without Cause or (ii) if so provided in the discretion of the Committee in an Award Agreement, is terminated by the Participant for Good Reason, then (A) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, and (B) any Full Value Awards that are not yet fully vested shall immediately vest in full and become non-forfeitable (which in the case of a performance-based Award, shall be deemed to equal the greater of the amount that would be vested upon satisfaction of the target level of performance or the actual level of performance (if determinable) under the Award).

20.3 Cash-Based Awards. In the event of a Change of Control, the Committee shall determine whether and to what extent a Participant’s outstanding Cash-Based Awards will be subject to accelerated vesting if: (i) the Participant’s outstanding Cash-Based Awards are not continued, assumed or replaced as described in section 20.1(a) above or (ii) the Participant’s outstanding Cash-Based Awards were continued, assumed or replaced as provided in Section 20.1(a) above but if within 24 months after a Change of Control a Participant’s employment (A) is terminated by the Company or a Subsidiary without Cause or (B) if so provided in the discretion of the Committee in an Award Agreement, is terminated by the Participant for Good Reason.

20.4 Liquidation or Dissolution. Unless otherwise provided by the Committee (in an applicable Agreement or otherwise) in connection with a Change of Control described in paragraph (b) of Section 2.8, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action (which in the case of a performance-based Award, shall be deemed to equal the greater of the amount that would be vested upon satisfaction of the target level of performance or the actual level of performance (if determinable) under the Award). The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

20.5 Parachute Payment Limitation.

(a) Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 20.5 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).

(b) Any such reduction shall be made in accordance with Section 409A of the Code and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A of the Code shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

(c) If, notwithstanding the initial application of this Section 20.5, the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 20.5 will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).

(d) Any determination required under this Section 20.5 shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change of Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 20.5.
Article 21. Additional Provisions

21.1. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.2. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.3. Securities Law Compliance. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in the preceding sentence, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to Section 16 of the Exchange Act. In addition, no Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant, exercise, vesting or settlement of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares.

21.4. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois.
21.5. Participants Outside the United States. In order to comply with the laws in other countries in which the Company and its Affiliates operate or have individuals otherwise eligible to be Participants, or in order to comply with the requirements of any foreign securities exchange, the Committee shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Employees, Non-Employee Directors and Consultants outside of the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Participants outside of the United States to comply with applicable foreign laws or listing requirements of any applicable foreign securities exchange; (iv) establish subplans and modify Plan rules and procedures, to the extent such actions may be deemed necessary or desirable by the Committee (but no such action shall increase the Share limitations of the Plan); and (v) take any action, before or after an Award is made, that the Committee deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any applicable foreign securities exchange.